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Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the use, in Amendment No. 3 to the Registration Statement on Form SB-2, of our report dated April 5, 2006, relating to the financial statements of Deja Foods, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement filed with the Securities and Exchange Commission.

/s/ MAYER HOFFMAN MCCANN P.C. Mayer Hoffman McCann P.C. Certified Public Accountants

Denver, Colorado
April 18, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM